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                        MINNESOTA MUTUAL VARIABLE FUND D
                          GROWTH SEGREGATED SUB-ACCOUNT
                            PERFORMANCE CALCULATIONS

TOTAL RETURN CALCULATIONS
-------------------------

Total return is the percentage change between the offering price of one accumulation unit at the beginning of a period and the redeemable value of that accumulation unit at the end of a period. A data base file is kept and updated monthly with respect to accumulation unit values. From this data base file, total return can be calculated for any specified number of periods since the segregated sub-account's date of beginning operations.

Ten Year Total Return
---------------------

Total return for the ten year period ending December 31, 1994 is based on an initial $1,000 investment made on January 1, 1984. Using the accumulation unit value information attached, the total return for the ten year period ending December 31, 1994, without consideration of the maximum front-end sales charge, is as follows:

TEN YEAR         =     ENDING REDEEMABLE VALUE - INITIAL AMOUNT INVESTED   *100
TOTAL RETURN           ---------------------------------------------------
                                  INITIAL AMOUNT INVESTED

               2,506.06-1,000.00  *  100 = 150.61%
               -----------------
                      1,000.00

AVERAGE ANNUAL TOTAL RETURN
----------------------------

In accordance with the SEC, average annual total return (T) allocates equal value among each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:
                                  N
                       P[(1 + T)    ] = ERV

Average annual total return for the ten year period ended December 31, 1994 (with and without consideration of the maximum front-end sales charge) is as follows:

Maximum front-end sales charge
------------------------------
                             10
     $1,000.00  [(1 + .0882)     ] = $2,330.63          T = 8.82%

Without front-end sales charge
-------------------------------
                             10
     $1,000.00  [(1 + .0962)      ] = $2,506.06         T = 9.62%

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Average annual total return for the five year period ending December 31, 1994
(with and without consideration of the maximum front-end sales charge) is as follows:

Maximum front-end sales charge
------------------------------
                            5
     $1,000.00 [(1 + .0657)    ]  =  $1,374.29          T = 6.57%

Without front-end sales charge
------------------------------
                            5
     $1,000.00  [(1 + .0812)   ]  =  $1,477.74          T = 8.12%

Average annual total return for the period from January 1, 1994 to December 31, 1994 (with and without consideration of the maximum front-end sales charge) is as follows:

Maximum front-end sales charge
------------------------------
                            1
     $1,000.00 [(1 - .0672)   ]  =  $932.85             T = -6.72%

Without front-end sales charge
------------------------------
                            1
     $1,000.00  [(1 + .0031)  ]  = $1,003.06            T  = .31%

The following information is used in the total return calculations:

                         Accumulation
       Date               unit value
       ----               ----------
     12/31/84            $ 3.832363
     12/31/89              6.499211
     12/31/93              9.574814
     12/31/94              9.604118